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                                                                    Exhibit 11.1

                               Gartner Group, Inc.
           Computation of Basic and Diluted Earnings per Common Share
                    (In thousands, except per share amounts)

                                                  For the three months ended,    For the six months ended,
                                                           March 31,                      March 31,
                                                    -----------------------       -----------------------
                                                      1998           1997           1998           1997
                                                    --------       --------       --------       --------
Numerator:
   Net income                                       $ 20,099       $ 18,200       $ 45,743       $ 37,242
                                                    ========       ========       ========       ========

Denominator
   Denominator for basic earnings per share -
   weighted average number of common shares
   outstanding                                        99,516         94,260         98,996         93,793

   Effect of dilutive securities:
     Weighted average number of common shares
     under warrant outstanding                           328            276            301            276
     Weighted average number of option shares
     outstanding                                       5,642          7,287          5,912          7,681
                                                    --------       --------       --------       --------
     Dilutive potential common shares                  6,574          7,563          6,213          7,957
                                                    --------       --------       --------       --------
     Denominator for diluted earnings per
     share - adjusted weighted average number
     of common shares outstanding                    105,486        101,823        105,209        101,750
                                                    ========       ========       ========       ========

Basic earnings per common share                     $   0.20       $   0.19       $   0.46       $   0.40
                                                    ========       ========       ========       ========

Diluted earnings per common share                   $   0.19       $   0.18       $   0.43       $   0.37
                                                    ========       ========       ========       ========


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